Exhibit 10.11

Cyan, Inc.
Non-Employee Director Compensation & Expense Reimbursement Program
The following is the Cyan Inc. (“Cyan” or the “Company”) director compensation program. This program shall apply to non-employee members of the Company’s Board of Directors.
Equity Compensation
Initial Grants Upon Joining Board of Directors After Effective Time of Program

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A one-time grant of a non-statutory stock option, granted at the first Compensation Committee to occur after the date on which a director first joins the Board of Directors, to purchase 42,000 shares of Common Stock.

Yearly Grants

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A restricted stock unit (“RSU”) representing the right to acquire 15,000[1] shares of Common Stock, granted on the date of each annual meeting of stockholders to each Director remaining in service following the annual meeting. Notwithstanding the foregoing, no annual RSU will be granted to a director at an annual meeting of stockholders where such annual meeting (or, with respect to the year in which this Program becomes effective, the completion of the Company’s initial public offering) falls within six months after a director first joined the Board.

Vesting and Terms of Options

•	The initial option awards shall vest in four equal annual installments on the first four anniversaries of the vesting commencement dates.

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The annual RSU awards shall vest on the date which is the middle of the quarter (February 14, May 15, August 15 or November 15) first occurring after the first anniversary of the vesting commencement date.

•	Vesting of initial and annual equity awards shall fully accelerate in the event of a change in control of the Company.

•	The initial and annual options shall have a term of ten years from the date of grant.
Cash Compensation

•	An annual cash retainer of $50,000 for service on our Board of Directors;

•	A supplemental annual retainer of $18,000 per year payable to the chairperson of the Audit Committee for the additional services rendered in connection with chairing such committee;

•	A supplemental annual retainer of $7,500 per year payable to the non-chair members of the Audit Committee for the additional services rendered in connection with serving on such committee;

•	A supplemental annual retainer of $12,000 per year payable to the chairperson of the Compensation Committee for the additional services rendered in connection with chairing such committee;

Cyan Director Comp Program    1

•	A supplemental annual retainer of $5,000 per year payable to the non-chair members of the Compensation Committee for the additional services rendered in connection with serving on such committee;

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A supplemental annual retainer of $7,500 per year payable to the chairperson of the Nominating & Governance Committee for the additional services rendered in connection with chairing such committee; and

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A supplemental annual retainer of $3,750 per year payable to the non-chair members of the Nominating & Governance Committee for the additional services rendered in connection with serving on such committee;

•	Annual retainers cover all meetings (no separate meeting fees).

•	Cash compensation to run from annual meeting to annual meeting, and to be pro-rated for partial years’ service. Cash compensation will be paid out on a quarterly basis in arrears.
Expense Reimbursement
In addition to the compensation outlined above, the Company also reimburses directors for reasonable out-of-pocket expenses they incur in connection with travel to Board/Committee meetings (airfare in business class) and otherwise incurred in connection with performing their duties as members of the Board of Directors and the Committees on which they serve.
Implementation Matters
This Director Compensation Program will take effect on closing of the Company’s initial public offering (the “Effective Date”), and will be pro-rated for the partial year to the extent applicable;
No initial option shall be granted to any director who was in service on the Board on the Effective Date.
For the year in which the Effective date falls, the annual RSU award will occur in connection with the closing of the Company’s initial public offering rather than the annual meeting.
Adoption & Amendment History
Approved by the Compensation Committee on:    March 12, 2013
Amended by the Compensation Committee on:    March 2, 2015

•	Increased annual retainer from $35,000 to $50,000

•	Increased annual RSU from 8,500 shares to 15,000 shares

Cyan Director Comp Program    2